EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on February 8, 2018 by and between SharpSpring, Inc., a Delaware corporation (the “Company”); and Edward Lawton (“Employee”).

1.	This Agreement amends that certain Employee Agreement dated August 15, 2014 made and entered into by the parties hereto, as amended from time to time (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.	Paragraph 4.1 of Article Four – Compensation of Employee is deleted and replaced with the following:

4.1. Base Compensation. For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee the rate of $200,000 per year (the “base salary”), which shall be payable to Employee not less frequently than bi-monthly, or as is consistent with the Company’s practice for its other employees.

3.	The provisions contained in Appendix B – Other Compensation - Item I. Quarterly Bonus Compensation is deleted and replaced with the following:

I. Quarterly Bonus Compensation:

Employee shall be eligible for bonus compensation that will be paid on a quarterly basis (the “Quarterly Bonus”) that will be earned and payable as follows:

The annual bonus target amount is $70,000 (the Quarterly Bonus target amount is $17,500), and will be based on the Company achieving specified revenue and EBITDA performance targets as set by the Board of Directors.

The Quarterly Bonus is earned at the close of the applicable quarter and is intended to be paid shortly after the Company reports its financials publicly each quarter.

If Employee’s employment is terminated for any reason, Employee shall be paid (a) the full Quarterly Bonus earned, as determined solely by the Company’s Board of Directors, for the most recently completed quarter and if Employee’s employment is terminated by the Company or by mutual agreement, Employee shall be paid (b) a pro-rated Quarterly Bonus, as determined solely by the Company’s Board of Directors, for the calendar quarter in which termination occurs.

4.	The following shall be inserted to Appendix B of the Employment Agreement:

III. Other Compensation:

Such other compensation as may be determined by the Board of Directors from time to time.

5.	All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

Signature Page Attached

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

SHARPSPRING, INC.

By:	/s/ Richard Carlson
Richard Carlson, CEO

EMPLOYEE

/s/ Edward Lawton
Edward Lawton